Exhibit 99.1
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
2009 GLOBAL LOSS TRIANGLES

Loss Development Global Loss Triangle Cautionary Language
     This report is for informational purposes only and is current only as of December 31, 2009. Allied World Assurance Company Holdings, Ltd (“Allied World”, the “Company”, “we”, “us” or “our”) is under no obligation (and expressly disclaims any such obligation) to update or revise this report, whether as a result of new information, future events or otherwise. Nothing contained in this report is or should be relied upon as a promise or representation as to the future. Although the loss development patterns disclosed in this report are an important factor in the process used to estimate loss reserve requirements, they are not the only factors considered in establishing reserves. The process for establishing reserves is subject to considerable variability and requires the use of informed estimates and judgments. Important details, such as specific loss development expectations for particular contracts, years or events, cannot be developed solely by analyzing the information provided in this report. In addition to analyzing loss development data, management incorporates additional information into the reserving process, such as pricing for insurance and reinsurance products as well as current market conditions. Readers must keep these and other qualifications more fully described in this report in mind when reviewing this information. Information presented in this report may differ materially from that reported in the Company’s financial statements prepared in accordance with accounting principles generally accepted in the United States due to differences in foreign exchange rates, exclusions, the impact of premium adjustments and other adjustments. This report is a supplement to the Company’s financial disclosures and represents the first publishing of our Global Loss Triangles. This report should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents on file with the U.S. Securities and Exchange Commission (the “SEC”). This report shall not be incorporated by reference into any on the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Cautionary Statement Regarding Forward-Looking Statements
     Any forward-looking statements made in this report reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, the Company’s forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the Company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
2009 GLOBAL LOSS TRIANGLES

I. EXECUTIVE SUMMARY
     Overview
     A critical component of financial reporting for insurance and reinsurance companies is to accurately estimate potential losses and associated loss expenses on risks that have been insured or reinsured. This report is Allied World’s release of its Global Loss Triangles (“GLTs”) as of December 31, 2009. For your convenience, we have included a glossary beginning on page 39 of selected insurance and reinsurance terms.
     We establish a reserve for losses and loss expenses to cover our estimated liability for the payment of all losses and loss expenses incurred with respect to earned premiums on the policies and treaties that we write. This reserve is a balance sheet liability representing estimates of losses and loss expenses we are required to pay for insured or reinsured claims that have occurred as of or before the balance sheet date.
     The process of establishing loss reserves can be complex and is subject to considerable variability as it requires the use of judgment regarding numerous items, including future litigation trends, future inflation trends, new laws and regulations, attachment points and timing of payments. Actuarial estimates of these reserves are subject to potential errors of estimation, which could be significant, as they are based upon the outcomes of future events. The estimates are even more difficult for a company such as Allied World, as many of our casualty lines of business have relatively high attachment points (often exceeding $100 million) and relatively high net limits (with $25 million being a typical maximum). Those characteristics make some of our casualty lines subject to claims that are very low in frequency (the number of actual claims), but very high in severity (the average claim size). The combination of low frequency and high severity exacerbates the difficulty in establishing loss reserves for Allied World. Loss reserves may vary considerably from prior estimates. We caution that an attempt to evaluate our loss reserves using exclusively the data presented in this report could be misleading.
     The reserve for losses and loss expenses is comprised of two main elements: outstanding loss reserves, also known as “case reserves,” and reserves for losses incurred but not reported (“IBNR”). Outstanding loss reserves relate to known claims and represent management’s best estimate of the likely loss settlement cost. Thus, there is a significant amount of estimation involved in determining the likely loss payment. IBNR reserves require judgment because they relate primarily to unreported events that, based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to have occurred and are reasonably likely to result in a loss to the Company. IBNR reserves also relate to estimated development of reported events that based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to reach our attachment point and are reasonably likely to result in a loss to the Company.
     IBNR is the estimated liability for (1) claims that have occurred but have not yet been reported as well as (2) changes in the values of claims that have been reported to us but are not yet settled. Each claim is settled individually based upon its merits and it is not unusual for a claim to take years after being reported to settle, especially if legal action is involved. As a result, reserves for losses and loss expenses include significant estimates for IBNR reserves.
     The reserve for IBNR is estimated by management for each line of business based on various factors, including underwriters’ expectations about loss experience, actuarial analysis, comparisons with the results of industry benchmarks and loss experience to date. The reserve for IBNR is calculated as the ultimate amount of losses and loss expenses less cumulative paid losses and loss expenses and case reserves. Our actuaries employ generally accepted actuarial methodologies to determine estimated ultimate loss reserves.
     When estimating IBNR reserves, we segregate the Company’s insurance and reinsurance loss and exposure data into over 70 classes in total. Within each class, the business is further segregated by treaty year, accident year or report year. Professional liability and healthcare lines of business are reviewed on a report year basis due to the claims-made nature of the underlying contracts. Our general casualty insurance business is a mixture of report year and accident year contracts. Since the Company’s formation in November 2001, 57% of our gross earned premiums and 55% of our net earned premiums have been associated with occurrence policies for our general casualty insurance business.
     Generally, initial actuarial estimates of IBNR reserves not related to a single event (such as a catastrophe) are based upon the expected loss ratio method applied to each class of business. Actual paid losses and case reserves are subtracted from the expected ultimate losses to derive the IBNR reserves. The initial expected loss ratio used in the expected loss ratio method involve managerial judgments and are based upon historical information for the class of business, which includes historic loss ratios, market conditions, changes in pricing, policy terms and conditions, peer analysis, underwriting changes, changes in claims emergence and other factors that may influence expected ultimate losses. Over time, the actuarial estimates for our non-property lines of business generally become a blend of the Bornhuetter-Ferguson reported loss method (the “B-F method”) and the expected loss ratio method. The B-F method incorporates actual reported loss data and expected unreported losses, which is a function of the initial expected loss ratio and the expected loss emergence pattern, to determine an estimate of ultimate losses. The B-F method is often appropriate for lines of business where there is limited actual loss data and/or a relatively less stable pattern of loss emergence. For additional details on the B-F method, see “IV. Selected Excerpts from Allied World’s 2009 10-K Disclosure — Expected Loss Ratio Method” and “—B-F Method.”
     These actuarial methods may be inappropriate for lines of business with very low frequency and high severity and in certain specific situations, such as catastrophe losses. In such situations, specific knowledge of the open claims, the underlying exposures, ceded reinsurance, litigation trends, the types of coverages involved and the changes in the frequency or severity of the claim may be used to establish reserves.
     Multiple estimates of ultimate losses using a variety of actuarial methods are calculated for many of our classes of business for each year of loss experience. Our actuaries review each class of business and each year of loss experience and determine the most appropriate point estimate based upon the characteristics of the particular class of business and other relevant factors as described above. Once our actuaries make their determination of the most appropriate point estimate for each class of business and for each year of loss experience, both gross and net of reinsurance, this information is aggregated and presented to management for consideration in establishing the recorded reserves for losses and loss expenses.
     Limitations of the Reserving Processes
     Reserving actuaries, especially in personal lines and mid-market commercial lines companies, often employ standard actuarial loss development methods to project ultimate losses from triangles of paid and reported losses. These methods rely on an assumption that losses develop consistently from one year to the next, and for the expected loss ratio and B-F methods, on the assumption that an initial expected loss ratio and expected emergence pattern can be accurately selected. However, Allied World writes complex lines of business, including excess casualty insurance and reinsurance, which often do not have the consistent patterns of reported losses that personal lines and mid-market commercial lines companies do.
     Projections of ultimate losses require a significant amount of estimation and judgment based on a variety of factors. We strongly caution against any assumption that standard loss projection techniques applied mechanically can alone be used to estimate ultimate losses for our data as the outcome of such a simplistic approach would lead to misleading results and inaccurate conclusions. Reasons to avoid simplistic projections include:
•	Allied World has only been in existence since November 2001 and many of our GLTs lack sufficient actuarial credibility to project ultimate losses and do not have the history to accurately estimate the development of losses beyond eight years.

•	Allied World acquired Darwin Professional Underwriters, Inc. and its subsidiaries (“Darwin”) in October 2008. The loss triangles from Darwin have been merged into Allied World’s GLTs. However, it is likely that the historical loss emergence patterns from the Darwin business are substantially different from the historical loss patterns of the business written by Allied World due to different attachment point profiles, different policy forms (nearly all Darwin policies are claims-made) and differing claims department philosophies.

•	As many of our casualty lines can have relatively low frequency and relatively high severity losses, the absence or emergence of only a few losses can distort our paid and reported GLTs.

•	Our U.S. direct insurance business has been generally growing faster than our international direct insurance business. The difference in the business mix between these two insurance businesses and the lower attachment point profile of the U.S. business can cause historical loss development not to be appropriate for future loss development.

•	Some of our largest reinsurance treaties have special characteristics, such as loss corridors, annual aggregate deductibles or swing-rated premiums that cannot be considered in a simplistic aggregate projection.

•	We have had changes in our underwriting philosophy over time, exiting or paring back some classes of business and in other classes changing coverage terms and conditions.

•	Losses develop differently for different classes of business. The aim of the GLTs contained herein is to present our loss development experience in an informative format, while protecting proprietary Company information. Accordingly, we do not show our 70+ reserving classes, but rather have aggregated them into nine classes, which represent different geographies, pricing environments, legislative climates and policy forms and which will not be as homogeneous as our actual reserving classes would be if reported individually.

•	Paid loss development patterns are considerably longer than the corresponding reported loss development patterns and can produce for many of our classes of business extremely volatile indications, particularly within the first several years of development.

•	For several classes of business, pricing conditions have changed in recent years. The extrapolation of losses and loss expense ratios from prior periods to current periods would not be appropriate.
     In addition to these factors, the global credit crisis and the effects of inflation (as discussed in more detail below) could adversely impact our ultimate losses and cause our projections and judgments regarding our expected loss reserves to differ materially from the ultimate losses we may incur.
     Global Credit Crisis — Worldwide financial and housing markets have experienced extreme volatility and disruption in recent years. As a result of the global credit crisis, the following reserving classes have been impacted:
•	direct insurance professional liability lines (primarily the 2007 and 2008 report years), and

•	reinsurance professional liability lines (primarily the 2006 through 2008 treaty years).
     There continue to be relatively high levels of uncertainty around the ultimate losses for the years referenced. This is mainly attributable to the higher volume of reported claims and the higher proportion of open claims for these years compared to earlier years at the same stage of development. In addition, these reported claims have caused higher reported losses and ALAE ratios for these years compared to earlier years at similar stages of development. As a result, the ultimate loss development patterns on these years may differ from prior years. The uncertainty is increased by the fact that we have relatively high average attachment points for many of these potential credit crisis-related claims for our direct insurance business and by the fact that we often provide D&O side A cover, for which we are required to provide coverage to directors and officer for claims alleging negligence or malfeasance if such claims are not indemnified by the insured.
     Our reserves for these lines of business are based on a detailed analysis of all open claims that considers attachment points, exposed limits, coverage provided and litigation trends as well as quarterly, in-depth discussions with members of our claims department and underwriting staff.
     Inflation — Losses and loss expense reserves can be impacted by social and judicial inflation. Higher than expected inflation can negatively impact the costs of claims as it may cause an increase in frequency (the number of actual claims) and severity (the average claim size). Though our reserving techniques factor in inflation through the use of expected loss ratios derived from our pricing models, which consider the effects of inflation, and through the use of industry loss development patterns that go back as far as 1984, losses and loss expense reserves can be impacted by unexpected changes in inflation rates. We do not explicitly account for excessive inflation in our reserves.
     Treaty Year Projections
     Data organized by treaty year assigns claims and premiums to the year in which the assumed reinsurance contract incepted. As such, a treaty year may cover claims spanning several accident years. This has two primary implications for estimating ultimate loss reserves. First, the payment and reporting patterns are generally slower to develop than for the data presented by accident year or report year. This means that it is even more critical that premium-based reserving methods, such as the expected loss ratio method or the B-F method, are used for the more recent years rather than loss development methods that can be distorted by small movements in actual paid or reported loss activity due to the application of large loss development factors. Second, treaty years for which premium is not fully earned require an adjustment to the indicated reserves to reflect only the portion of the ultimate treaty year losses that are associated with losses that have occurred prior to the evaluation date. This is typically done by developing an ultimate loss ratio estimate for the full treaty year and applying this loss ratio to the earned premiums from the treaty year.

II. RECONCILIATION OF GLOBAL LOSS TRIANGLES TO DECEMBER 31, 2009 FINANCIAL STATEMENTS
     The tables below provide a reconciliation of our presented GLTs to our audited financial statements as of and for the years ended December 31, 2008 and 2009, respectively.
(Expressed in U.S. dollars in thousands)

Paid Losses and Paid LAE in 2008 Calendar Year

Consolidated GLTs — net paid losses and ALAE[1]	$442,595
Paid losses and paid ALAE from excluded catastrophes	42,294
Paid losses and paid LAE from Darwin prior to acquisition	(22,688)
Paid ULAE	9,772
Foreign exchange and other	2,327

Paid losses and paid LAE in 2008 calendar year per 10-K	$474,300

Paid Losses and Paid LAE in 2009 Calendar Year

Consolidated GLTs — net paid losses and ALAE[1]	$391,719
Paid losses and paid ALAE from excluded catastrophes	51,281
Paid losses and paid LAE from Darwin prior to acquisition	—
Paid ULAE	14,903
Foreign exchange and other	318

Paid losses and paid LAE in 2009 calendar year per 10-K	$458,221

Incurred Losses and Incurred LAE in 2008 Calendar Year

Consolidated GLTs — net reported losses and ALAE[1]	$533,225
Reported losses and reported ALAE from excluded catastrophes	51,621
Reported losses and reported LAE from Darwin prior to acquisition	(39,359)
Reported ULAE	9,772
Change in IBNR	77,300
Foreign exchange and other	8,563

Incurred losses and incurred LAE in 2008 calendar year per 10-K	$641,122

Incurred Losses and Incurred LAE in 2009 Calendar Year

Consolidated GLTs — net reported losses and ALAE[1]	$496,443
Reported losses and reported ALAE from excluded catastrophes	18,614
Reported losses and reported LAE from Darwin prior to acquisition	—
Reported ULAE	14,903
Change in IBNR	69,886
Foreign exchange and other	4,214

Incurred losses and incurred LAE in 2009 calendar year per 10-K	$604,060

1.	Excludes losses from the following catastrophes: 2004 Hurricanes/Tropical Storms Charlie, Frances, Jeanne and Ivan; 2005 Hurricanes/Tropical Storms Katrina, Rita and Wilma; and 2008 Hurricanes/Tropical Storms Gustav and Ike.

III.	GLOBAL LOSS TRIANGLES
     Basis of Presentation
     For the basis of this presentation, we have split our data into nine classes of GLTs, four for our direct insurance business and five for our reinsurance business. They are listed below:

Direct Insurance Business	Reinsurance Business
• Property	• Property Catastrophe
• General Casualty	• Property Other
• Professional Liability Lines	• General Casualty
• Healthcare	• Professional Liability Lines
• Other Reinsurance
•	Our direct insurance general casualty business contains a mix of claims-made, occurrence-reported[2] and occurrence policy forms.

General Casualty
Distribution of Gross Premiums Written
Underwriting Year	Claims-Made	Occurrence-Reported	Occurrence	Total
2002	20.3%	26.1%	53.6%	100.0%
2003	16.6%	30.0%	53.4%	100.0%
2004	20.3%	30.7%	49.0%	100.0%
2005	14.4%	35.2%	50.4%	100.0%
2006	16.1%	32.3%	51.6%	100.0%
2007	16.5%	35.5%	48.0%	100.0%
2008	16.3%	29.8%	54.0%	100.0%
2009	11.1%	21.6%	67.2%	100.0%
Total	16.4%	30.3%	53.3%	100.0%
•	Our reinsurance business classified as “other reinsurance” includes accident and health, workers’ compensation catastrophe coverage, motor business, aviation and marine.

2.	Occurrence-reported policies are liability policies covering all claims arising from an event that takes place after a date specified in the policy and the claims must be reported to the insurer during the policy period.

•	Our reinsurance business is presented separately from our direct insurance business as we show the reinsurance classes on a treaty year basis. Many reinsurance treaties do not provide sufficient detail to split losses and loss adjustment expenses accurately by accident year or report year.

•	Our nine classes were selected to create categories which were relatively homogeneous yet were not so small as to have insufficient actuarial credibility.

•	Our GLTs are presented in thousands of U.S. dollars, reflecting conversions from local currencies based upon the date on which the transactions were entered into the Company’s systems.
     Description of Data Presented
     For each class of business, earned premiums are presented both gross and net of external reinsurance, with intercompany reinsurance transactions not being reflected in the GLTs. For classes of business within our reinsurance segment, these premiums are presented on a treaty year basis. For all other classes of business, the net earned premiums are presented on a calendar year basis. GLTs which show cumulative paid losses and ALAE, gross and net of reinsurance, are presented for each class of business. Finally, we present GLTs of cumulative net reported losses and ALAE (paid plus case reserves) for each class of business. For the reinsurance segment’s classes of business, the GLTs are presented on a treaty year basis. For direct insurance business, property classes of business are presented on an accident year basis. Our general casualty classes of business are a blend of policies where losses can be triggered by either report date or accident date, so the paid and reported losses are a blend of report year and accident year data. The remaining casualty classes of business, including professional liability and healthcare, are presented on a report year basis. These conventions match the standard industry reserving practices for reinsurance and direct insurance, respectively.
     Case reserves for Allied World’s reinsurance classes are generally established based upon reports received from ceding companies as we generally “follow their fortunes”. Additional case reserves may be established by Allied World to reflect our estimated ultimate cost of a loss. Any such additional case reserves have been included in the presented reinsurance GLTs.
     The premiums in our reinsurance segment are often based upon estimates by the ceding companies. At the end of the treaty year, these estimates will be replaced by actual premiums. In addition, some of our reinsurance treaties may have premiums that are swing-rated subject to reinstatement premiums. The presented premium data is subject to future adjustments, either upwards or downwards, based upon these factors.
     Large Losses
     Loss development associated with the following three groups of catastrophic losses have been excluded from the GLTs for all lines except for property catastrophe: (1) 2004 hurricanes, (2) 2005 hurricanes and (3) 2008 hurricanes. These events have been excluded from the GLTs due to their magnitude in order to avoid distortions in the development factors and indicated reserve levels. Reserves for these events are not based on aggregate development statistics, but rather on ground-up, exposure-based assessments reflecting information provided by insureds and cedents on an insurance policy-by-policy and reinsurance contract-by-contract basis. Separate information is provided on these catastrophic events including gross and net paid losses, reported losses and IBNR as of December 31, 2009.

     GLT Class Details
     Insurance Lines of Business
     Property — Our property insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 12 and 16). The vast majority of the ceded reinsurance we have purchased for our direct property class of business is written as quota share reinsurance, with a smaller portion written as facultative reinsurance. We have not removed losses associated with recoveries from any catastrophe covers as we have excluded major catastrophes already from the data. The major catastrophes removed from our property insurance GLTs, as well as from our “property other reinsurance” and our “other reinsurance” GLTs discussed below, include:
•	2004 — Hurricanes/Tropical Storms Charlie, Frances, Jeanne and Ivan;

•	2005 — Hurricanes/Tropical Storms Katrina, Rita and Wilma; and

•	2008 — Hurricanes/Tropical Storms Gustav and Ike.
     It should be noted that we removed all property losses associated with these events, even after such storms may have weakened and moved inland. For our property insurance GLTs, the total amounts excluded from these storms are as follows:

	Gross		Net of Reinsurance
	Paid	Reported	Paid	Reported
	(Dollars in Millions)		(Dollars in Millions)
2004 Events	$162.2	$167.8	$142.7	$148.0
2005 Events	$446.1	$456.5	$186.9	$192.2
2008 Events	$76.6	$103.0	$49.1	$68.1
     Our property book of business has shifted over time. Over the last several years, we have de-emphasized energy classes of business, which included such industry classes as mining, chemical plants, pulp and paper manufacturing and refiners. In addition, our Bermuda property book of business (which is included in the property insurance GLTs) has evolved from largely being a primary insurance account based book of business to where we now write many accounts on an excess basis. Our European property business (which is also included in the property insurance GLTs) has shifted away from accounts with higher relative frequency in the past 24 months.
     General Casualty — Our general casualty insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 13 and 17). Our Bermuda and European casualty books of business are comprised largely of Fortune 1000-type accounts with generally high attachment points with medians between $80 million and $100 million. Historically, about 55% to 57% of the earned premiums have come from occurrence policies. This percentage grew to 65% to 67% in 2009 as our business mix has shifted to more occurrence business as we expanded our U.S. underwriting platform. The vast majority of the ceded reinsurance we have purchased for the casualty class of business has been either quota share reinsurance or surplus treaty reinsurance. The general casualty book has changed over time, with pharmaceutical and energy classes being de-emphasized in Bermuda and with the business underwritten in the United States (which generally has a lower attachment point profile) shrinking in the 2005-2007 calendar years and growing in the 2008-2009 calendar years.
     Professional Liability Lines — Our professional liability lines insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 14 and 18). Professional liability lines include directors and officers liability, errors & omissions liability, D&O side A cover, employment practices liability insurance and fiduciary liability business. Similar to our casualty lines of business, our Bermuda and European professional liability lines are comprised largely of Fortune 1000 and FTSE 1000-type accounts with generally high attachment points with medians between $80 million and $100 million. It is not uncommon for the Company to “ventilate” an account, which means the Company underwrites two excess layers with differing attachment points. Our U.S. professional liability book has a very different profile, with a portion of the business underwritten on a primary basis for smaller, non-Fortune 1000 accounts. Common classes include insurance agencies, psychologists/counselors and smaller law firms. Our professional liability lines book of business is written on claims-made and occurrence-reported basis and virtually none of this business is written on an occurrence basis (regardless of where it is written).
     Healthcare — Our healthcare insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 15 and 19). Our healthcare book of business is written on a claims-made and occurrence-reported basis and has virtually no business written on occurrence policy forms. The Bermuda healthcare group writes gross lines of up to $25 million, with average attachment points of around $45 million. This business is largely comprised of large hospitals, but does include managed care organizations and healthcare systems. The U.S. healthcare business has a much lower attachment point profile than the international book of business, with much of the U.S. business being written on a primary basis. It includes smaller hospitals and hospital systems, managed care organizations and medical facilities such as home care providers, specialized surgery and rehabilitation centers, and outpatient clinics. Our Bermuda business has also begun to write accounts on a primary basis, although typically over a large deductible.
     Reinsurance Lines of Business
     Property Catastrophe — Our property catastrophe reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 20 and 25). This business is excess-of-loss property catastrophe reinsurance. Typically, it has a relatively short tail.
     Property Other — Our property other reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 21 and 26). This line contains our entire property reinsurance book of business, excluding property catastrophe coverages, and is written as either excess-of-loss reinsurance or quota share reinsurance.
     General Casualty — Our general casualty reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 22 and 27). This business is essentially comprised of any business that does not fit into the other casualty classes. It is largely umbrella casualty business that contains some workers’ compensation business. This business can be written as either excess-of-loss reinsurance or quota share reinsurance.

     Professional Liability Lines — Our professional liability lines reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 23 and 28). This business is largely written on a claims-made basis. Lines of business include employment practices liability insurance, medical malpractice, directors and officers, errors and omissions and miscellaneous professional classes and transactional risk liability. Some of our larger treaties can have complex structures, including swing-rated premiums, loss corridors and annual aggregate deductibles. This business is written as either excess-of-loss reinsurance or quota share reinsurance.
     Other Reinsurance — Our other reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 24 and 29). This business is a mixture of miscellaneous lines including accident and health (which is predominantly catastrophe driven), workers’ compensation catastrophe, aviation and marine. Virtually all of the losses are associated with aviation and marine treaties. The marine treaties were impacted by various hurricanes (specifically Ivan, Katrina, Rita, Ike and Gustav) which went through the Gulf of Mexico. All of our marine and aviation treaties have been written as quota share reinsurance.
     For our other reinsurance GLTs, the total amounts excluded from the 2004, 2005 and 2008 storms discussed above are as follows:

	Gross		Net of Reinsurance
	Paid	Reported	Paid	Reported
	(Dollars in Millions)		(Dollars in Millions)
2004 Events	$37.8	$40.8	$37.8	$40.8
2005 Events	$92.9	$104.3	$86.2	$97.5
2008 Events	$0.7	$5.3	$0.7	$5.3

December 2009 Global Loss Triangles — Insurance Segment
Excluding large losses
U.S. dollars in thousands

Property Insurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	2,584	29,354	46,287	51,590	56,582	56,687	56,776	56,675	195,890
2003	50,572	136,299	198,801	217,328	218,048	217,531	221,698		483,719
2004	38,251	153,141	203,006	217,517	229,272	232,078			565,327
2005	91,198	228,634	308,207	354,186	366,824				476,481
2006	30,040	103,621	172,546	201,132					441,138
2007	43,151	129,076	169,655						423,468
2008	75,528	155,973							357,588
2009	24,044								272,843
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	18,005	55,432	58,559	59,169	57,437	56,848	57,987	56,707
2003	146,467	208,054	228,434	232,111	227,106	224,146	222,856
2004	132,453	223,857	246,725	247,912	245,057	240,018
2005	223,945	353,412	382,622	383,966	381,922
2006	157,140	225,124	235,681	222,453
2007	189,533	227,570	227,509
2008	263,049	265,851
2009	89,871
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	9%	28%	30%	30%	29%	29%	30%	29%
2003	30%	43%	47%	48%	47%	46%	46%
2004	23%	40%	44%	44%	43%	42%
2005	47%	74%	80%	81%	80%
2006	36%	51%	53%	50%
2007	45%	54%	54%
2008	74%	74%
2009	33%
Reserves

Case O/S	IBNR	Total
279,107	164,133	443,240

December 2009 Global Loss Triangles — Insurance Segment

U.S. dollars in thousands
General Casualty Insurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	0	0	185	464	2,848	4,691	5,591	6,574	88,051
2003	0	461	16,019	18,500	29,401	55,140	57,458		257,017
2004	0	21	90	634	5,507	8,516			332,388
2005	15	26,548	31,396	63,544	65,785				297,511
2006	—	274	2,591	34,249					275,405
2007	107	7,235	9,707						264,680
2008	1,319	8,351							243,673
2009	309								265,061
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	1,429	617	989	552	6,299	15,616	16,506	17,369
2003	23	13,124	25,852	33,579	58,980	59,141	57,667
2004	1,007	540	816	915	7,822	24,831
2005	30,852	109,619	113,339	119,923	124,573
2006	165	30,097	39,318	90,005
2007	4,131	15,419	15,970
2008	8,193	26,762
2009	1,876
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	2%	1%	1%	1%	7%	18%	19%	20%
2003	0%	5%	10%	13%	23%	23%	22%
2004	0%	0%	0%	0%	2%	7%
2005	10%	37%	38%	40%	42%
2006	0%	11%	14%	33%
2007	2%	6%	6%
2008	3%	11%
2009	1%
Reserves

Case O/S	IBNR	Total
168,102	1,009,889	1,177,991

December 2009 Global Loss Triangles — Insurance Segment

U.S. dollars in thousands
Professional Liability Lines Insurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	—	10	61	5,225	13,909	45,884	59,860	59,930	59,559
2003	20	80	603	802	6,002	16,936	17,238		237,656
2004	15	683	7,406	29,477	30,403	39,004			321,801
2005	95	3,328	7,370	23,528	24,320				352,174
2006	296	6,850	44,816	59,331					395,105
2007	1,401	12,296	41,300						431,009
2008	2,749	22,942							457,068
2009	6,061								512,622
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	—	2,010	7,062	23,775	28,000	47,706	60,648	59,930
2003	60	243	858	6,255	33,468	41,460	44,712
2004	434	1,692	8,106	32,701	55,437	55,592
2005	3,931	15,625	48,363	51,426	50,281
2006	41,225	52,944	92,825	120,824
2007	11,223	47,137	111,589
2008	17,478	86,159
2009	20,787
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	0%	3%	12%	40%	47%	80%	102%	101%
2003	0%	0%	0%	3%	14%	17%	19%
2004	0%	1%	3%	10%	17%	17%
2005	1%	4%	14%	15%	14%
2006	10%	13%	23%	31%
2007	3%	11%	26%
2008	4%	19%
2009	4%
Reserves

Case O/S	IBNR	Total
279,748	1,139,516	1,419,264

December 2009 Global Loss Triangles — Insurance Segment

U.S. dollars in thousands
Healthcare Insurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	—	835	2,158	3,210	5,533	8,009	8,021	8,024	39,904
2003	1	4,202	11,148	13,777	14,724	18,198	18,756		76,140
2004	2	850	5,891	9,737	12,693	13,228			120,800
2005	278	2,862	4,942	10,256	11,123				136,577
2006	381	4,009	5,864	12,839					150,401
2007	944	7,190	17,307						147,720
2008	793	9,776							170,600
2009	6,586								197,314
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	132	1,352	5,451	8,986	8,911	8,444	8,122	8,087
2003	345	11,153	20,246	20,723	20,529	23,625	23,160
2004	1,849	6,405	12,189	14,719	14,998	16,044
2005	5,567	11,650	15,573	14,511	13,385
2006	5,666	11,753	13,222	17,022
2007	3,698	15,206	24,537
2008	3,801	19,115
2009	10,999
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	0%	3%	14%	23%	22%	21%	20%	20%
2003	0%	15%	27%	27%	27%	31%	30%
2004	2%	5%	10%	12%	12%	13%
2005	4%	9%	11%	11%	10%
2006	4%	8%	9%	11%
2007	3%	10%	17%
2008	2%	11%
2009	6%
Reserves

Case O/S	IBNR	Total
34,708	356,508	391,216

December 2009 Global Loss Triangles — Insurance Segment
Excluding large losses
U.S. dollars in thousands
Property Insurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	2,572	27,085	39,606	43,638	48,955	49,063	49,154	49,054	171,696
2003	49,208	118,094	163,485	175,303	175,715	175,379	179,293		356,275
2004	25,256	94,518	131,352	141,420	148,172	149,340			333,170
2005	40,373	99,880	138,713	161,057	164,990				226,828
2006	12,871	46,209	76,773	87,886					190,783
2007	20,325	62,106	79,511						180,460
2008	38,751	84,955							173,790
2009	15,993								142,842
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	15,359	48,581	50,631	50,905	49,787	49,206	50,347	49,066
2003	130,863	173,192	187,840	187,279	182,859	180,769	179,873
2004	83,824	136,495	156,321	159,307	156,919	153,804
2005	99,639	152,306	173,312	173,013	172,282
2006	65,486	96,268	101,170	99,127
2007	91,985	107,261	107,409
2008	153,019	152,847
2009	59,002
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	9%	28%	29%	30%	29%	29%	29%	29%
2003	37%	49%	53%	53%	51%	51%	50%
2004	25%	41%	47%	48%	47%	46%
2005	44%	67%	76%	76%	76%
2006	34%	50%	53%	52%
2007	51%	59%	60%
2008	88%	88%
2009	41%
Reserves

Case O/S	IBNR	Total
162,388	84,647	247,035

December 2009 Global Loss Triangles — Insurance Segment

U.S. dollars in thousands
General Casualty Insurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	0	0	185	464	2,848	4,691	5,591	6,574	88,051
2003	0	461	16,018	18,499	29,401	55,139	57,457		233,589
2004	0	14	77	506	5,053	7,545			271,160
2005	15	26,496	31,126	60,576	62,700				236,587
2006	—	266	2,570	29,999					214,376
2007	90	6,212	7,646						192,093
2008	1,114	5,663							162,730
2009	308								172,396
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	1,429	617	989	552	6,299	15,616	16,506	17,369
2003	23	13,124	25,852	33,578	58,980	59,140	57,666
2004	1,007	533	803	668	7,208	21,354
2005	30,852	85,663	89,087	95,511	100,049
2006	165	27,081	35,290	61,938
2007	4,081	13,364	13,836
2008	5,543	19,503
2009	1,875
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	2%	1%	1%	1%	7%	18%	19%	20%
2003	0%	6%	11%	14%	25%	25%	25%
2004	0%	0%	0%	0%	3%	8%
2005	13%	36%	38%	40%	42%
2006	0%	13%	16%	29%
2007	2%	7%	7%
2008	3%	12%
2009	1%
Reserves

Case O/S	IBNR	Total
115,698	747,501	863,199

December 2009 Global Loss Triangles — Insurance Segment

U.S. dollars in thousands
Professional Liability Lines Insurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	—	10	61	5,225	13,909	45,884	59,860	59,930	59,559
2003	20	80	603	799	5,997	15,424	15,727		232,141
2004	15	681	7,403	29,464	30,384	38,983			303,207
2005	95	3,328	7,272	18,291	19,043				322,968
2006	266	4,296	34,124	48,612					340,373
2007	1,312	11,982	36,722						342,729
2008	2,727	20,855							340,415
2009	5,948								392,080
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	—	2,010	7,062	23,775	28,000	47,706	60,648	59,930
2003	60	243	858	6,252	31,963	39,947	43,200
2004	434	1,690	8,102	32,688	55,417	55,570
2005	3,931	12,613	40,988	43,748	42,802
2006	41,109	40,424	77,733	97,825
2007	10,557	30,869	79,657
2008	15,131	72,011
2009	20,453
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96
2002	0%	3%	12%	40%	47%	80%	102%	101%
2003	0%	0%	0%	3%	14%	17%	19%
2004	0%	1%	3%	11%	18%	18%
2005	1%	4%	13%	14%	13%
2006	12%	12%	23%	29%
2007	3%	9%	23%
2008	4%	21%
2009	5%
Reserves

Case O/S	IBNR	Total
225,629	942,545	1,168,174

December 2009 Global Loss Triangles — Insurance Segment

U.S. dollars in thousands
Healthcare Insurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident			Months of Development						Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	—	835	2,158	3,210	5,533	8,009	8,021	8,024	39,904
2003	1	4,202	11,148	13,777	14,724	18,198	18,756		75,002
2004	2	840	5,880	9,726	12,682	13,217			114,677
2005	238	2,682	4,578	9,494	10,027				118,440
2006	308	2,652	4,428	8,749					123,174
2007	934	6,029	15,608						115,679
2008	789	7,893							131,955
2009	4,581								150,073
Reported Loss & ALAE

Accident			Months of Development
Year	12	24	36	48	60	72	84	96
2002	132	1,352	5,451	8,986	8,911	8,444	8,122	8,087
2003	345	11,153	20,246	20,723	20,529	23,625	23,160
2004	1,846	6,394	12,053	14,583	14,862	15,908
2005	5,198	10,143	13,559	12,550	11,767
2006	4,267	8,926	10,239	12,740
2007	3,528	12,965	22,295
2008	3,786	16,754
2009	8,941
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident			Months of Development
Year	12	24	36	48	60	72	84	96
2002	0%	3%	14%	23%	22%	21%	20%	20%
2003	0%	15%	27%	28%	27%	31%	31%
2004	2%	6%	11%	13%	13%	14%
2005	4%	9%	11%	11%	10%
2006	3%	7%	8%	10%
2007	3%	11%	19%
2008	3%	13%
2009	6%
Reserves

Case O/S	IBNR	Total
32,796	299,014	331,810

December 2009 Global Loss Triangles — Reinsurance Segment

U.S. dollars in thousands
Property Catastrophe Reinsurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty			Months of Development						Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	101	2,131	4,161	4,194	4,310	4,310	4,336	4,336	33,846
2003	3,977	6,251	6,882	6,831	6,843	7,235	7,237		58,868
2004	17,379	47,475	55,350	57,786	59,259	60,040			66,178
2005	35,255	121,814	141,709	148,497	151,206				83,838
2006	710	8,912	9,671	9,829					67,029
2007	3,999	12,770	12,511						83,657
2008	15,798	26,979							66,672
2009	269								64,424
Reported Loss & ALAE

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96
2002	3,041	5,163	4,370	4,390	4,372	4,371	4,356	4,356
2003	6,172	7,561	7,009	6,920	6,939	7,235	7,237
2004	33,642	56,808	59,396	60,325	60,712	61,073
2005	130,142	151,004	151,495	153,665	154,739
2006	3,275	9,580	9,885	10,172
2007	17,051	15,664	13,584
2008	31,318	32,595
2009	2,557
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96
2002	9%	15%	13%	13%	13%	13%	13%	13%
2003	10%	13%	12%	12%	12%	12%	12%
2004	51%	86%	90%	91%	92%	92%
2005	155%	180%	181%	183%	185%
2006	5%	14%	15%	15%
2007	25%	19%	16%
2008	64%	49%
2009	4%
Reserves

Case O/S	IBNR	Total
13,906	12,288	26,195

December 2009 Global Loss Triangles — Reinsurance Segment
Excluding large losses
U.S. dollars in thousands
Property Other Reinsurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty			Months of Development						Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	1,994	14,146	21,254	24,533	26,202	27,034	27,241	27,550	64,254
2003	1,794	9,960	13,446	16,264	17,931	18,421	18,892		66,359
2004	949	7,461	11,995	14,439	15,598	17,294			75,048
2005	5,111	23,166	29,796	31,025	42,623				76,954
2006	3,793	17,679	23,689	27,465					68,011
2007	717	8,668	12,738						41,411
2008	3,920	10,738							33,183
2009	4,664								22,891
Reported Loss & ALAE

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96
2002	3,082	17,552	26,185	27,026	27,589	27,756	27,588	27,715
2003	6,313	14,931	17,064	19,609	19,904	19,931	20,437
2004	7,729	9,571	14,654	16,236	16,650	17,180
2005	6,675	33,802	43,645	45,360	45,571
2006	9,307	23,794	30,449	30,525
2007	3,360	23,153	24,853
2008	9,627	15,156
2009	11,574
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96
2002	16%	28%	41%	42%	43%	43%	43%	43%
2003	18%	22%	24%	28%	29%	30%	31%
2004	15%	13%	20%	22%	22%	23%
2005	14%	43%	57%	59%	59%
2006	19%	35%	45%	45%
2007	14%	57%	60%
2008	42%	46%
2009	51%
Reserves

Case O/S	IBNR	Total
31,047	14,579	45,626

December 2009 Global Loss Triangles — Reinsurance Segment

U.S. dollars in thousands
General Casualty Reinsurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty			Months of Development						Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	329	3,688	7,670	10,682	13,471	15,290	16,500	17,685	33,686
2003	705	3,063	5,962	11,466	21,916	26,087	27,838		100,705
2004	648	1,088	6,331	11,850	21,718	28,466			122,743
2005	119	1,584	9,500	19,648	30,720				156,874
2006	944	6,183	20,496	34,804					128,490
2007	3	3,135	10,113						141,041
2008	29	1,468							120,457
2009	460								64,759
Reported Loss & ALAE

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96
2002	346	5,531	10,970	18,737	19,011	19,864	20,694	19,214
2003	1,588	8,176	11,853	21,884	28,983	29,495	32,262
2004	1,357	9,104	14,286	23,228	36,173	44,570
2005	2,055	8,783	21,276	31,455	42,784
2006	2,493	19,012	37,046	49,952
2007	1,033	9,706	34,826
2008	1,591	13,743
2009	1,256
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96
2002	9%	19%	33%	56%	57%	59%	62%	57%
2003	6%	9%	12%	22%	29%	29%	32%
2004	3%	8%	11%	19%	29%	36%
2005	4%	6%	14%	20%	27%
2006	5%	15%	29%	39%
2007	2%	7%	25%
2008	4%	11%
2009	2%
Reserves

Case O/S	IBNR	Total
87,054	317,574	404,628

December 2009 Global Loss Triangles — Reinsurance Segment

U.S. dollars in thousands
Professional Liability Lines Reinsurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty			Months of Development						Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	—	915	1,676	4,405	10,898	12,884	14,202	15,561	46,221
2003	0	191	1,274	3,207	12,429	16,125	21,385		99,643
2004	9	345	5,373	10,445	19,634	24,920			119,301
2005	8	786	6,852	22,841	33,591				207,227
2006	1	711	7,112	20,428					193,755
2007	5	1,263	11,453						212,238
2008	37	2,140							160,824
2009	17								39,267
Reported Loss & ALAE

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96
2002	—	3,594	12,221	21,012	22,717	22,060	22,297	21,292
2003	65	1,599	13,981	21,047	29,125	29,219	33,173
2004	819	7,902	20,205	33,619	36,122	35,884
2005	456	5,767	22,581	46,077	44,355
2006	71	8,619	26,873	50,886
2007	227	17,507	75,722
2008	2,684	15,190
2009	295
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96
2002	0%	9%	26%	46%	49%	48%	48%	46%
2003	0%	2%	15%	22%	29%	29%	33%
2004	2%	7%	17%	28%	30%	30%
2005	1%	3%	11%	22%	21%
2006	0%	5%	14%	26%
2007	0%	9%	36%
2008	4%	9%
2009	1%
Reserves

Case O/S	IBNR	Total
147,301	414,670	561,971

December 2009 Global Loss Triangles — Reinsurance Segment
Excluding large losses
U.S. dollars in thousands
Other Reinsurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty			Months of Development						Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	52	1,225	2,576	3,222	3,687	4,081	4,191	4,439	12,189
2003	15	886	2,373	3,294	4,452	4,656	4,602		20,113
2004	43	5,115	8,048	10,943	9,076	9,470			38,054
2005	278	3,943	9,184	7,919	10,600				40,499
2006	68	2,821	5,666	6,959					32,869
2007	279	4,098	7,242						39,757
2008	534	4,050							33,641
2009	121								21,584
Reported Loss & ALAE

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96
2002	270	3,065	4,472	4,580	4,963	4,700	4,691	4,629
2003	54	887	2,614	4,643	5,266	5,158	4,929
2004	134	8,197	9,085	11,931	10,545	9,696
2005	304	11,551	11,472	10,788	11,522
2006	258	7,408	9,169	10,549
2007	841	7,432	9,808
2008	1,072	9,821
2009	326
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96
2002	21%	27%	39%	38%	41%	39%	39%	38%
2003	2%	7%	13%	23%	26%	26%	25%
2004	1%	26%	24%	32%	28%	25%
2005	2%	33%	29%	27%	28%
2006	2%	23%	28%	32%
2007	4%	19%	25%
2008	5%	29%
2009	2%
Reserves

Case O/S	IBNR	Total
13,798	66,348	80,146

December 2009 Global Loss Triangles — Reinsurance Segment
U.S. dollars in thousands
Property Catastrophe Reinsurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	101	2,131	4,161	4,194	4,310	4,310	4,336	4,336	33,846
2003	3,977	6,251	6,882	6,831	6,843	7,235	7,237		58,868
2004	17,379	47,475	55,350	57,786	58,813	59,457			60,811
2005	35,255	99,502	109,665	111,778	113,039				69,821
2006	710	8,912	9,671	9,829					63,359
2007	3,999	12,770	12,511						83,590
2008	15,798	26,979							66,590
2009	269								64,344
Reported Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96
2002	3,041	5,163	4,370	4,390	4,372	4,371	4,356	4,356
2003	6,172	7,561	7,009	6,920	6,939	7,235	7,237
2004	33,642	56,808	59,396	60,325	60,267	60,490
2005	130,142	128,692	119,451	116,946	116,572
2006	3,275	9,580	9,885	10,172
2007	17,051	15,664	13,584
2008	31,318	32,595
2009	2,557
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96
2002	9%	15%	13%	13%	13%	13%	13%	13%
2003	10%	13%	12%	12%	12%	12%	12%
2004	55%	93%	98%	99%	99%	99%
2005	186%	184%	167%	167%	167%
2006	5%	15%	16%	16%
2007	25%	19%	16%
2008	64%	49%
2009	4%
Reserves

Case O/S	IBNR	Total
13,906	11,365	25,272

December 2009 Global Loss Triangles — Reinsurance Segment
Excluding large losses
U.S. dollars in thousands
Property Other Reinsurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	1,994	14,146	21,254	24,533	26,202	27,034	27,241	27,550	64,254
2003	1,794	9,960	13,446	16,264	17,931	18,421	18,892		66,359
2004	949	7,461	11,995	14,439	15,598	17,294			75,048
2005	5,111	23,166	29,796	31,025	42,623				74,954
2006	3,793	17,679	23,689	27,465					67,125
2007	717	8,668	12,738						41,411
2008	3,920	10,738							31,851
2009	4,664								22,891
Reported Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96
2002	3,082	17,552	26,185	27,026	27,589	27,756	27,588	27,715
2003	6,313	14,931	17,064	19,609	19,904	19,931	20,437
2004	7,729	9,571	14,654	16,236	16,650	17,180
2005	6,675	33,802	43,645	45,360	45,571
2006	9,307	23,794	30,449	30,525
2007	3,360	23,153	24,853
2008	9,627	15,156
2009	11,574
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96
2002	16%	28%	41%	42%	43%	43%	43%	43%
2003	18%	22%	24%	28%	29%	30%	31%
2004	15%	13%	20%	22%	22%	23%
2005	15%	44%	58%	61%	61%
2006	20%	36%	45%	45%
2007	14%	57%	60%
2008	44%	48%
2009	51%
Reserves

Case O/S	IBNR	Total
31,047	14,522	45,569

December 2009 Global Loss Triangles — Reinsurance Segment

U.S. dollars in thousands
General Casualty Reinsurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	329	3,688	7,670	10,682	13,471	15,290	16,500	17,685	33,686
2003	705	3,063	5,962	11,466	21,916	26,087	27,838		100,705
2004	648	1,088	6,331	11,850	21,718	28,466			122,743
2005	119	1,584	9,500	19,648	30,720				156,874
2006	944	6,183	20,496	34,804					128,490
2007	3	3,135	10,113						141,041
2008	29	1,468							120,457
2009	460								64,759
Reported Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96
2002	346	5,531	10,970	18,737	19,011	19,864	20,694	19,214
2003	1,588	8,176	11,853	21,884	28,983	29,495	32,262
2004	1,357	9,104	14,286	23,228	36,173	44,570
2005	2,055	8,783	21,276	31,455	42,784
2006	2,493	19,012	37,046	49,952
2007	1,033	9,706	34,826
2008	1,591	13,743
2009	1,256
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96
2002	9%	19%	33%	56%	57%	59%	62%	57%
2003	6%	9%	12%	22%	29%	29%	32%
2004	3%	8%	11%	19%	29%	36%
2005	4%	6%	14%	20%	27%
2006	5%	15%	29%	39%
2007	2%	7%	25%
2008	4%	11%
2009	2%
Reserves

Case O/S	IBNR	Total
87,054	317,574	404,628

December 2009 Global Loss Triangles — Reinsurance Segment

U.S. dollars in thousands
Professional Liability Lines Reinsurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	—	915	1,676	4,405	10,898	12,884	14,202	15,561	46,221
2003	0	191	1,274	3,207	12,429	16,125	21,385		99,643
2004	9	345	5,373	10,445	19,634	24,920			119,301
2005	8	786	6,852	22,841	33,591				207,227
2006	1	711	7,112	20,428					193,755
2007	5	1,263	11,453						212,238
2008	37	2,140							160,824
2009	17								39,267
Reported Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96
2002	—	3,594	12,221	21,012	22,717	22,060	22,297	21,292
2003	65	1,599	13,981	21,047	29,125	29,219	33,173
2004	819	7,902	20,205	33,619	36,122	35,884
2005	456	5,767	22,581	46,077	44,355
2006	71	8,619	26,873	50,886
2007	227	17,507	75,722
2008	2,684	15,190
2009	295
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96
2002	0%	9%	26%	46%	49%	48%	48%	46%
2003	0%	2%	15%	22%	29%	29%	33%
2004	2%	7%	17%	28%	30%	30%
2005	1%	3%	11%	22%	21%
2006	0%	5%	14%	26%
2007	0%	9%	36%
2008	4%	9%
2009	1%
Reserves

Case O/S	IBNR	Total
147,301	414,565	561,867

December 2009 Global Loss Triangles — Reinsurance Segment
Excluding large losses
U.S. dollars in thousands
Other Reinsurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty	Months of Development								Earned
Year	12	24	36	48	60	72	84	96	Premium
2002	52	1,225	2,576	3,222	3,687	4,081	4,191	4,439	12,189
2003	15	886	2,373	3,294	4,452	4,656	4,602		20,113
2004	24	4,699	6,910	9,525	7,585	7,963			31,388
2005	265	3,772	8,768	7,471	10,158				37,607
2006	68	2,821	5,666	6,959					32,689
2007	279	4,098	7,242						39,484
2008	534	4,050							33,295
2009	121								21,299
Reported Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96
2002	270	3,065	4,472	4,580	4,963	4,700	4,691	4,629
2003	54	887	2,614	4,643	5,266	5,158	4,929
2004	37	7,097	7,476	10,324	9,038	8,188
2005	278	11,206	10,817	10,337	11,080
2006	258	7,408	9,169	10,549
2007	841	7,432	9,808
2008	1,072	9,821
2009	326
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96
2002	21%	27%	39%	38%	41%	39%	39%	38%
2003	2%	7%	13%	23%	26%	26%	25%
2004	0%	29%	24%	33%	29%	26%
2005	2%	34%	29%	28%	29%
2006	2%	23%	28%	32%
2007	4%	20%	25%
2008	5%	29%
2009	2%
Reserves

Case O/S	IBNR	Total
13,797	65,729	79,527

December 2009 Global Loss Triangles — Insurance Segment
Excluding large losses on Property
U.S. dollars in thousands
Premium - Gross of ceded reinsurance

Calendar	Property		General Casualty		Prof. Liab. Lines		Healthcare
Year	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	376,522	195,890	185,830	88,051	126,423	59,559	71,256	39,904
2003	554,735	483,719	305,812	257,017	301,271	237,656	95,630	76,140
2004	547,959	565,327	352,392	332,388	358,020	321,801	142,160	120,800
2005	412,879	476,481	289,364	297,511	372,460	352,174	137,074	136,577
2006	463,900	441,138	276,914	275,405	435,025	395,105	156,698	150,401
2007	391,018	423,468	252,902	264,680	452,245	431,009	153,567	147,720
2008	327,491	357,588	235,939	243,673	498,544	457,068	184,055	170,600
2009	243,163	272,843	287,085	265,061	489,872	512,622	210,422	197,314

Total	3,317,668	3,216,453	2,186,238	2,023,786	3,033,861	2,766,993	1,150,863	1,039,456
Loss & ALAE - Gross of ceded reinsurance

Accident	Property		General Casualty		Prof. Liab. Lines		Healthcare
Year	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	56,675	56,707	6,574	17,369	59,930	59,930	8,024	8,087
2003	221,698	222,856	57,458	57,667	17,238	44,712	18,756	23,160
2004	232,078	240,018	8,516	24,831	39,004	55,592	13,228	16,044
2005	366,824	381,922	65,785	124,573	24,320	50,281	11,123	13,385
2006	201,132	222,453	34,249	90,005	59,331	120,824	12,839	17,022
2007	169,655	227,509	9,707	15,970	41,300	111,589	17,307	24,537
2008	155,973	265,851	8,351	26,762	22,942	86,159	9,776	19,115
2009	24,044	89,871	309	1,876	6,061	20,787	6,586	10,999

Total	1,428,080	1,707,187	190,949	359,051	270,125	549,873	97,639	132,347

December 2009 Global Loss Triangles — Insurance Segment
Excluding large losses on Property
U.S. dollars in thousands

Premium - Net of ceded reinsurance

Calendar	Property		General Casualty		Prof. Liab. Lines		Healthcare
Year	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	300,018	171,696	185,830	88,051	126,423	59,559	71,256	39,904
2003	383,345	356,275	260,049	233,589	287,807	232,141	93,126	75,002
2004	308,623	333,170	283,537	271,160	330,199	303,207	126,731	114,677
2005	170,895	226,828	228,477	236,587	322,937	322,968	106,857	118,440
2006	193,652	190,783	211,660	214,376	362,216	340,373	124,109	123,174
2007	176,420	180,460	173,099	192,093	346,657	342,729	120,773	115,679
2008	169,889	173,790	150,779	162,730	386,010	340,415	149,237	131,955
2009	122,981	142,842	195,555	172,396	371,055	392,080	165,105	150,073

Total	1,825,822	1,775,844	1,688,987	1,570,983	2,533,304	2,333,472	957,195	868,904

Loss & ALAE - Net of ceded reinsurance

Accident	Property		General Casualty		Prof. Liab. Lines		Healthcare
Year	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	49,054	49,066	6,574	17,369	59,930	59,930	8,024	8,087
2003	179,293	179,873	57,457	57,666	15,727	43,200	18,756	23,160
2004	149,340	153,804	7,545	21,354	38,983	55,570	13,217	15,908
2005	164,990	172,282	62,700	100,049	19,043	42,802	10,027	11,767
2006	87,886	99,127	29,999	61,938	48,612	97,825	8,749	12,740
2007	79,511	107,409	7,646	13,836	36,722	79,657	15,608	22,295
2008	84,955	152,847	5,663	19,503	20,855	72,011	7,893	16,754
2009	15,993	59,002	308	1,875	5,948	20,453	4,581	8,941

Total	811,023	973,411	177,893	293,591	245,818	471,447	86,855	119,651

December 2009 Global Loss Triangles — Reinsurance Segment
Excluding large losses on Property Other and Other
U.S. dollars in thousands

Premium - Gross of ceded reinsurance

Treaty	Property Catastrophe		Property Other		General Casualty		Pro. Liab. Lines		Other
Year	Written	Earned	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	33,846	33,846	64,254	64,254	33,686	33,686	46,221	46,221	12,189	12,189
2003	58,868	58,868	66,359	66,359	100,705	100,705	99,643	99,643	20,113	20,113
2004	66,178	66,178	75,048	75,048	122,743	122,743	119,301	119,301	38,054	38,054
2005	83,838	83,838	76,954	76,954	156,874	156,874	207,227	207,227	40,499	40,499
2006	67,029	67,029	68,011	68,011	128,490	128,490	193,755	193,755	32,869	32,869
2007	83,657	83,657	41,411	41,411	142,238	141,041	212,238	212,238	39,757	39,757
2008	66,995	66,672	33,495	33,183	131,563	120,457	175,086	160,824	34,061	33,641
2009	82,186	64,424	36,589	22,891	162,063	64,759	139,656	39,267	34,527	21,584

Total	542,598	524,512	462,120	448,111	978,361	868,755	1,193,126	1,078,475	252,069	238,705

Loss & ALAE - Gross of ceded reinsurance

Treaty	Property Catastrophe		Property Other		General Casualty		Pro. Liab. Lines		Other
Year	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	4,336	4,356	27,550	27,715	17,685	19,214	15,561	21,292	4,439	4,629
2003	7,237	7,237	18,892	20,437	27,838	32,262	21,385	33,173	4,602	4,929
2004	60,040	61,073	17,294	17,180	28,466	44,570	24,920	35,884	9,470	9,696
2005	151,206	154,739	42,623	45,571	30,720	42,784	33,591	44,355	10,600	11,522
2006	9,829	10,172	27,465	30,525	34,804	49,952	20,428	50,886	6,959	10,549
2007	12,511	13,584	12,738	24,853	10,113	34,826	11,453	75,722	7,242	9,808
2008	26,979	32,595	10,738	15,156	1,468	13,743	2,140	15,190	4,050	9,821
2009	269	2,557	4,664	11,574	460	1,256	17	295	121	326

Total	272,405	286,312	161,964	193,011	151,553	238,607	129,495	276,797	47,483	61,281

December 2009 Global Loss Triangles — Reinsurance Segment
Excluding large losses on Property Other and Other
U.S. dollars in thousands

Premium - Net of ceded reinsurance

Treaty	Property Catastrophe		Property Other		General Casualty		Prof. Liab. Lines		Other
Year	Written	Earned	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	33,846	33,846	64,254	64,254	33,686	33,686	46,221	46,221	12,189	12,189
2003	58,868	58,868	66,359	66,359	100,705	100,705	99,643	99,643	20,113	20,113
2004	60,811	60,811	75,048	75,048	122,743	122,743	119,301	119,301	31,388	31,388
2005	69,821	69,821	74,954	74,954	156,874	156,874	207,227	207,227	37,607	37,607
2006	63,359	63,359	67,125	67,125	128,490	128,490	193,755	193,755	32,689	32,689
2007	83,590	83,590	41,411	41,411	142,238	141,041	212,238	212,238	39,497	39,484
2008	66,914	66,590	32,162	31,851	131,563	120,457	175,086	160,824	33,779	33,295
2009	82,106	64,344	36,589	22,891	162,063	64,759	139,656	39,267	34,196	21,299

Total	519,315	501,229	457,902	443,893	978,361	868,755	1,193,126	1,078,475	241,458	228,064

Loss & ALAE - Net of ceded reinsurance

Treaty	Property Catastrophe		Property Other		General Casualty		Prof. Liab. Lines		Other
Year	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	4,336	4,356	27,550	27,715	17,685	19,214	15,561	21,292	4,439	4,629
2003	7,237	7,237	18,892	20,437	27,838	32,262	21,385	33,173	4,602	4,929
2004	59,457	60,490	17,294	17,180	28,466	44,570	24,920	35,884	7,963	8,188
2005	113,039	116,572	42,623	45,571	30,720	42,784	33,591	44,355	10,158	11,080
2006	9,829	10,172	27,465	30,525	34,804	49,952	20,428	50,886	6,959	10,549
2007	12,511	13,584	12,738	24,853	10,113	34,826	11,453	75,722	7,242	9,808
2008	26,979	32,595	10,738	15,156	1,468	13,743	2,140	15,190	4,050	9,821
2009	269	2,557	4,664	11,574	460	1,256	17	295	121	326

Total	233,655	247,562	161,964	193,011	151,553	238,607	129,495	276,797	45,533	59,331

IV. SELECTED EXCERPTS FROM ALLIED WORLD’S 2009 10-K DISCLOSURE
     The reserve for losses and loss expenses is comprised of two main elements: outstanding loss reserves, also known as “case reserves,” and reserves for IBNR. Outstanding loss reserves relate to known claims and represent management’s best estimate of the likely loss settlement. Thus, there is a significant amount of estimation involved in determining the likely loss payment. IBNR reserves require judgment because they relate primarily to unreported events that, based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to have occurred and are reasonably likely to result in a loss to our company. IBNR reserves also relate to estimated development of reported events that based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to reach our attachment point and are reasonably likely to result in a loss to our company.
     IBNR is the estimated liability for (1) claims that have occurred but have not yet been reported as well as (2) changes in the values of claims that have been reported to us but are not yet settled. Each claim is settled individually based upon its merits and it is not unusual for a claim to take years after being reported to settle, especially if legal action is involved. As a result, reserves for losses and loss expenses include significant estimates for IBNR reserves.
     The reserve for IBNR is estimated by management for each line of business based on various factors, including underwriters’ expectations about loss experience, actuarial analysis, comparisons with the results of industry benchmarks and loss experience to date. The reserve for IBNR is calculated as the ultimate amount of losses and loss expenses less cumulative paid losses and loss expenses and case reserves. Our actuaries employ generally accepted actuarial methodologies to determine estimated ultimate loss reserves.
     While management believes that our case reserves and IBNR are sufficient to cover losses assumed by us, there can be no assurance that losses will not deviate from our reserves, possibly by material amounts. The methodology of estimating loss reserves is periodically reviewed to ensure that the assumptions made continue to be appropriate. To the extent actual reported losses exceed estimated losses, the carried estimate of the ultimate losses will be increased (i.e., unfavorable reserve development), and to the extent actual reported losses are less than estimated losses, the carried estimate of ultimate losses will be reduced (i.e., favorable reserve development). We record any changes in our loss reserve estimates and the related reinsurance recoverables in the periods in which they are determined.
     The estimate of reserves for our property insurance and property reinsurance lines of business relies primarily on traditional loss reserving methodologies, utilizing selected paid and reported loss development factors. In the property lines of business, claims are generally reported and paid within a relatively short period of time (“shorter tail lines”) during and following the policy coverage period. This generally enables us to determine with greater certainty our estimate of ultimate losses and loss expenses.
     Our casualty insurance and casualty reinsurance lines of business include general liability risks, healthcare and professional liability risks. Claims may be reported or settled several years after the coverage period has terminated for these lines of business (“longer tail lines”), which increases uncertainties of our reserve estimates in such lines. In addition, our attachment points for these longer tail lines are relatively high, making reserving for these lines of business more difficult than shorter tail lines due to having to estimate whether the severity of the estimated losses will exceed our attachment point. We establish a case reserve when sufficient information is gathered to make a reasonable estimate of the liability, which often requires a significant amount of information and time. Due to the lengthy reporting pattern of these casualty lines, reliance is placed on industry benchmarks supplemented by our own experience. For expected loss ratio selections, we are giving greater consideration to our existing experience supplemented with analysis of loss trends, rate changes and experience of peer companies.
     Our reinsurance treaties are reviewed individually, based upon individual characteristics and loss experience emergence. Loss reserves on assumed reinsurance have unique features that make them more difficult to estimate than direct insurance. We establish loss reserves upon receipt of advice from a cedent that a reserve is merited. Our claims staff may establish additional loss reserves where, in their judgment, the amount reported by a cedent is potentially inadequate. The following are the most significant features that make estimating loss reserves on assumed reinsurance difficult:
•	Reinsurers have to rely upon the cedents and reinsurance intermediaries to report losses in a timely fashion.

•	Reinsurers must rely upon cedents to price the underlying business appropriately.

•	Reinsurers have less predictable loss emergence patterns than direct insurers, particularly when writing excess-of-loss reinsurance.
     For excess-of-loss reinsurance, cedents generally are required to report losses that either exceed 50% of the retention, have a reasonable probability of exceeding the retention or meet serious injury reporting criteria. All reinsurance claims that are reserved are reviewed at least every six months. For quota share reinsurance treaties, cedents are required to give a periodic statement of account, generally monthly or quarterly. These periodic statements typically include information regarding written premiums, earned premiums, unearned premiums, ceding commissions, brokerage amounts, applicable taxes, paid losses and outstanding losses. They can be submitted 60 to 90 days after the close of the reporting period. Some quota share reinsurance treaties have specific language regarding earlier notice of serious claims.
     Reinsurance generally has a greater time lag than direct insurance in the reporting of claims. The time lag is caused by the claim first being reported to the cedent, then the intermediary (such as a broker) and finally the reinsurer. This lag can be up to six months or longer in certain cases. There is also a time lag because the insurer may not be required to report claims to the reinsurer until certain reporting criteria are met. In some instances this could be several years while a claim is being litigated. We use reporting factors based on data from the Reinsurance Association of America to adjust for time lags. We also use historical treaty-specific reporting factors when applicable. Loss and premium information are entered into our reinsurance system by our claims department and our accounting department on a timely basis.

     We record the individual case reserves sent to us by cedents through the reinsurance intermediaries. Individual claims are reviewed by our reinsurance claims department and adjusted as deemed appropriate. The loss data received from the intermediaries is checked for reasonableness and for known events. Details of the loss listings are reviewed during routine claim audits.
     The expected loss ratios that we assign to each treaty are based upon analysis and modeling performed by a team of actuaries. The historical data reviewed by the team of pricing actuaries is considered in setting the reserves for each cedent. The historical data in the submissions is matched against our carried reserves for our historical treaty years.
     Loss reserves do not represent an exact calculation of liability. Rather, loss reserves are estimates of what we expect the ultimate resolution and administration of claims will cost. These estimates are based on actuarial and statistical projections and on our assessment of currently available data, as well as estimates of future trends in claims severity and frequency, judicial theories of liability and other factors. Loss reserve estimates are refined as experience develops and as claims are reported and resolved. In addition, the relatively long periods between when a loss occurs and when it may be reported to our claims department for our casualty insurance and casualty reinsurance lines of business increase the uncertainties of our reserve estimates in such lines.
     We utilize a variety of standard actuarial methods in our analysis. The selections from these various methods are based on the loss development characteristics of the specific line of business. For lines of business with long reporting periods such as casualty reinsurance, we may rely more on an expected loss ratio method (as described below) until losses begin to develop. For lines of business with short reporting periods such as property insurance, we may rely more on a paid loss development method (as described below) as losses are reported relatively quickly. The actuarial methods we utilize include:
     Paid Loss Development Method. We estimate ultimate losses by calculating past paid loss development factors and applying them to exposure periods with further expected paid loss development. The paid loss development method assumes that losses are paid at a consistent rate. The paid loss development method provides an objective test of reported loss projections because paid losses contain no reserve estimates. In some circumstances, paid losses for recent periods may be too varied for accurate predictions. For many coverages, especially casualty coverages, claim payments are made slowly and it may take years for claims to be fully reported and settled. These payments may be unreliable for determining future loss projections because of shifts in settlement patterns or because of large settlements in the early stages of development. Choosing an appropriate “tail factor” to determine the amount of payments from the latest development period to the ultimate development period may also require considerable judgment, especially for coverages that have long payment patterns. As we have limited payment history, we have had to supplement our paid loss development patterns with appropriate benchmarks.
     Reported Loss Development Method. We estimate ultimate losses by calculating past reported loss development factors and applying them to exposure periods with further expected reported loss development. Since reported losses include payments and case reserves, changes in both of these amounts are incorporated in this method. This approach provides a larger volume of data to estimate ultimate losses than the paid loss development method. Thus, reported loss patterns may be less varied than paid loss patterns, especially for coverages that have historically been paid out over a long period of time but for which claims are reported relatively early and have case loss reserve estimates established. This method assumes that reserves have been established using consistent practices over the historical period that is reviewed. Changes in claims handling procedures, large claims or significant numbers of claims of an unusual nature may cause results to be too varied for accurate forecasting. Also, choosing an appropriate “tail factor” to determine the change in reported loss from that latest development period to the ultimate development period may require considerable judgment. As we have limited reported history, we have had to supplement our reported loss development patterns with appropriate benchmarks.
     Expected Loss Ratio Method. To estimate ultimate losses under the expected loss ratio method, we multiply earned premiums by an expected loss ratio. The expected loss ratio is selected utilizing industry data, historical company data and professional judgment. This method is particularly useful for new insurance companies or new lines of business where there are no historical losses or where past loss experience is not credible.
     Bornhuetter-Ferguson Paid Loss Method. The Bornhuetter-Ferguson paid loss method is a combination of the paid loss development method and the expected loss ratio method. The amount of losses yet to be paid is based upon the expected loss ratios and the expected percentage of losses unpaid. These expected loss ratios are modified to the extent paid losses to date differ from what would have been expected to have been paid based upon the selected paid loss development pattern. This method avoids some of the distortions that could result from a large development factor being applied to a small base of paid losses to calculate ultimate losses. This method will react slowly if actual loss ratios develop differently because of major changes in rate levels, retentions or deductibles, the forms and conditions of reinsurance coverage, the types of risks covered or a variety of other changes.
     B-F Method. The B-F method is similar to the Bornhuetter-Ferguson paid loss method with the exception that it uses reported losses and reported loss development factors.
     During 2009, 2008 and 2007, we adjusted our reliance on actuarial methods utilized for certain casualty lines of business and loss years within our U.S. insurance and international insurance segments from using a blend of the B-F method and the expected loss ratio method to using only the B-F method. Also during 2009 and 2008, we began adjusting our reliance on actuarial methods utilized for certain other casualty lines of business and loss years within all of our operating segments including the reinsurance segment, by placing greater reliance on the B-F method than on the expected loss ratio method. Placing greater reliance on more responsive actuarial methods for certain casualty lines of business and loss years within each of our operating segments is a natural progression as we mature as a company and gain sufficient historical experience of our own that allows us to further refine our estimate of the reserve for losses and loss expenses. We believe utilizing only the B-F method for older loss years will more accurately reflect the reported loss activity we have had thus far in our ultimate loss ratio selections, and will better reflect how the ultimate losses will develop over time. We will continue to utilize the expected loss ratio method for the most recent loss years until we have sufficient historical experience to utilize other acceptable actuarial methodologies.

     We expect that the trend of placing greater reliance on more responsive actuarial methods, for example from the expected loss ratio method to the B-F method, to continue as both (1) our loss years mature and become more statistically reliable and (2) as we build databases of our internal loss development patterns. The expected loss ratio remains a key assumption as the Bornhuetter-Ferguson methods rely upon an expected loss ratio selection and a loss development pattern selection.
     The key assumptions used to arrive at our best estimate of loss reserves are the expected loss ratios, rate of loss cost inflation, selection of benchmarks and reported and paid loss emergence patterns. Our reporting factors and expected loss ratios are based on a blend of our own experience and industry benchmarks for longer tailed business and primarily our own experience for shorter tail business. The benchmarks selected were those that we believe are most similar to our underwriting business.
     Our expected loss ratios for shorter tail lines change from year to year. As our losses from shorter tail lines of business are reported relatively quickly, we select our expected loss ratios for the most recent years based upon our actual loss ratios for our older years adjusted for rate changes, inflation, cost of reinsurance and average storm activity. For the shorter tail lines, we initially used benchmarks for reported and paid loss emergence patterns. As we mature as a company, we have begun supplementing those benchmark patterns with our actual patterns as appropriate. For the longer tail lines, we continue to use benchmark patterns, although we update the benchmark patterns as additional information is published regarding the benchmark data.
     For shorter tail lines, the primary assumption that changed during both 2009 as compared to 2008 and 2008 as compared to 2007 was actual paid and reported loss emergence patterns were generally less severe than estimated for each year due to lower frequency and severity of reported losses. As a result of this change, we recognized net favorable prior year reserve development in both 2009 and 2008. We believe recognition of the reserve changes in the period they were recorded was appropriate since a pattern of reported losses had not emerged and the loss years were previously too immature to deviate from the expected loss ratio method in prior periods.
     The selection of the expected loss ratios for the longer tail lines is our most significant assumption. Due to the lengthy reporting pattern of longer tail lines, we supplement our own experience with industry benchmarks of expected loss ratios and reporting patterns in addition to our own experience. For our longer tail lines, the primary assumption that changed during both 2009 as compared to 2008 and 2008 as compared to 2007 was using the Bornhuetter-Ferguson loss development method for certain casualty lines of business and loss years as discussed above. This method calculated a lower projected loss ratio based on loss emergence patterns. As a result of the change in the expected loss ratio, we recognized net favorable prior year reserve development in 2009. We believe that recognition of the reserve changes in the period they were recorded was appropriate since a pattern of reported losses had not emerged and the loss years were previously too immature to deviate from the expected loss ratio method in prior periods.

V. GLOSSARY

Accident year	The year in which the event occurred that triggers a claim to us. All years referred to are years ending December 31.

ALAE	Allocated loss adjustment expense, which is an estimate of the associated external expenses to be incurred in settling a claim. ALAE includes the costs of third party loss assessors and legal experts.

Assumed reinsurance	That portion of a risk that a reinsurer accepts from an insurer in return for a stated premium.

Attachment point	The loss point of which an insurance or reinsurance policy becomes operative and below which any losses are retained by either the insured or other insurers or reinsurers, as the case may be.

Case reserves	Loss reserves, established with respect to specific, individual reported claims.

Casualty lines	Insurance that is primarily concerned with losses due to injuries to persons and liability imposed on the insured for such injury or for damage to the property of others.

Cede, cedent or ceding company	When an insurer transfers some or all of its risk to a reinsurer, it “cedes” business and is referred to as the “ceding company” or “cedent.”

Claims-made policies	A liability policy covering all claims first advised during the term of the insurance policy, regardless of when the loss itself was sustained.

Deductible	The amount of exposure an insured retains on any one risk or group of risks. The term may apply to an insurance policy, where the insured is an individual or business, or a reinsurance contract, where the insured is an insurance company. See “Retention.”

D&O side A cover	Insurance that provides liability coverage to directors and officers for non-indemnified losses arising from their negligence or malfeasance. Coverage applies only if the directors and officers are not indemnified by their company for such loss. Such coverage is provided on both an excess basis (i.e., policy attaches after all underlying policy limits are exhausted) and on a “difference-in-conditions” basis (i.e., policy drops down and attaches at a lower attachment point due to the failure or inability of the underlying policy(ies) to pay the loss).

Earned premiums	That portion of premiums written that applies to the expired portion of the policy term. Earned premiums are recognized as revenues under both statutory accounting practice and accounting principles generally accepted in the United States of America.

Employment practices liability insurance	Insurance that primarily provides liability coverage to organizations and their employees for losses arising from acts of discrimination, harassment and retaliation against current and prospective employees of the organization.

Excess or Excess layer	Insurance to cover losses in one or more layers above a certain amount with losses below that amount usually covered by the insured’s primary policy and its self-insured retention.

Excess-of-loss reinsurance	Reinsurance that indemnifies the insured against all or a specified portion of losses over a specified amount or retention.

Facultative reinsurance	The reinsurance of all or a portion of the insurance provided by a single policy. Each policy reinsured is separately negotiated.

Fiduciary liability insurance	Insurance that primarily provides liability coverage to fiduciaries of employee benefit and welfare plans for losses arising from the breach of any fiduciary duty owed to plan beneficiaries.

Global loss triangles	A table of loss experience showing total losses for a certain period at regular valuation dates, reflecting the change in amounts as claims mature. Older periods in the table will have one more entry than the next youngest period, leading to the triangle shape of the data in the table.

Healthcare lines	Insurance coverage, often referred to as medical malpractice insurance, which addresses liability risks of doctors, surgeons, nurses, other healthcare professionals and the institutions (hospitals, clinics, etc.), in which they practice.

Incurred but not reported (“IBNR”) reserves	Reserves established by us for claims that have occurred but have not yet been reported to us as well as for changes in the values of claims that have been reported to us but are not yet settled.

LAE	The total of ALAE and ULAE.

Loss corridor	A mechanism contained in a reinsurance treaty that requires the cedent to be responsible for a certain amount of the ultimate net loss that is above the company’s designated retention and below the designated limit, and which would otherwise be reimbursed under the treaty. Loss corridors are employed to mitigate the volatility of reinsurance agreements.

Loss development	The difference between the original loss as initially reserved by an insurer or reinsurer and its subsequent evaluation at a later date or at the time of its closure. Loss development occurs because of inflation and time lags between the occurrence of claims and the time they are actually reported to an insurer or reinsurer. To account for these increases, a “loss development factor” or multiplier is usually applied to a claim or group of claims in an effort to more accurately project the ultimate amount that will be paid.

Losses and loss expense ratio	Derived by dividing net losses and loss expenses by net earned premiums.

Losses and loss expenses	“Losses” are an occurrence that is the basis for submission or payment of a claim. Losses may be covered, limited or excluded from coverage, depending on the terms of the insurance policy or other insurance or reinsurance contracts. “Loss expenses” are the expenses incurred by an insurance or reinsurance company in settling a loss.

Net limits	The amount that an insurer or reinsurer will insure or reinsure for a specified risk, a portfolio of risks or on a single insured entity, less any applicable reinsurance purchased by such insurer or reinsurer. The term also refers to the maximum amount of benefit payable for a given claim or occurrence.

Occurrence policies	A liability policy covering all claims arising from an event that takes place during the policy period, regardless of when the claim is reported to us.

Occurrence-reported policies	A liability policy covering all claims arising from an event that takes place after a date specified in the policy and the claims must be reported to the insurer during the policy period.

Paid losses	Claim amounts paid to insureds or ceding companies.

Primary insurance	Insurance that absorbs the losses immediately above the insured’s retention layer. A primary insurer will pay up to a certain dollar amount of losses over the insured’s retention, at which point a higher layer excess insurer will be liable for additional losses. The coverage terms of a primary insurance layer typically assume an element of regular loss frequency.

Professional liability	Insurance that provides liability coverage to directors and officers, attorneys, doctors, accountants and other professionals who offer services to the general public and claim expertise in a particular area greater than the ordinary layperson for their negligence or malfeasance.

Quota share reinsurance	A proportional reinsurance treaty in which the ceding company cedes an agreed-on percentage of every risk it insures that falls within a class or classes of business subject to the treaty.

Reinsurance	The practice whereby one insurer, called the reinsurer, in consideration of a premium paid to that reinsurer, agrees to indemnify another insurer, called the ceding company, for part or all of the liability of the ceding company under one or more policies or contracts of insurance that it has issued.

Report year	The year in which a claim is reported to us. All years referred to are years ending December 31.

Reserves	Liabilities established by insurers and reinsurers to reflect the estimated cost of claims incurred that the insurer or reinsurer will ultimately be required to pay. Reserves are established for losses and for loss expenses, and consist of case reserves and IBNR reserves. As the term is used in this report, “reserves” are meant to include reserves for both losses and for loss expenses.

Retention	The amount of exposure an insured retains on any one risk or group of risks. The term may apply to an insurance policy, where the insured is an individual or business, or a reinsurance contract, where the insured is an insurance company. See “Deductible.”

Surplus treaty reinsurance	Reinsurance contracts under which the ceding company agrees to cede and the reinsurer agrees to assume part of every risk that exceeds the ceding company’s predetermined retention limit. The reinsurer shares in premiums and losses in the same proportion as it shares in the total policy limits of the risk.

Swing-rated premium	Earned premiums from a “swing-rated” reinsurance contract, which is a contract that links the ultimate amount of ceded premium to the ultimate loss ratio on the reinsured business. This type of reinsurance contract enables the cedent to retain a greater portion of premium if the ultimate loss ratio develops at a level below the initial loss threshold set by the reinsurers, but requires a higher amount of ceded premium if the ultimate loss ratio develops above the initial threshold.

Treaties	Reinsurance contracts under which the ceding company agrees to cede and the reinsurer agrees to assume risks of a particular class or classes of business.

Treaty year	The year in which the contract incepts. Exposure from contracts incepting during the current treaty year will potentially affect both the current accident year as well future accident years.

ULAE	Means unallocated loss adjustment expenses, which are an assessment of the internal expenses required to settle claims.

Ultimate loss	Total of all expected settlement amounts, whether paid or reserved together with any associated loss adjustment expenses, and is the estimated total amount of loss at the measurement date. For purposes of this report, “ultimate loss” is the sum of paid losses, case reserves and IBNR.